GRIFFIN AMERICAN IV HEALTHCARE REIT

INVESTOR UPDATE

FIRST QUARTER 2020

May 28, 2020

Dear Fellow Stockholder:

Griffin-American Healthcare REIT IV recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, or SEC, and below I have provided you with a summary of our progress during the first quarter of 2020.

The onset of the global coronavirus, or COVID-19, pandemic late in the first quarter became a significant issue for our company, the country and the entire world, resulting in an aggressive effort to contain the spread of the virus. These efforts have produced significant societal and economic disruption, as well as an unprecedented level of uncertainty. The pandemic poses a meaningful challenge for us as an owner and operator of healthcare facilities and is expected to have a meaningful impact on our operations.

Prior to the widespread onset of the COVID-19 pandemic in the United States, we continued to expand our portfolio during the first quarter with the acquisition of seven senior housing facilities located in California, Louisiana and Utah for an aggregate contract purchase price of $64.7 million. Since the purchase of our first asset in June 2016, we have built a diversified portfolio comprised of 94 healthcare buildings, including an interest in a joint venture that owns a portfolio of integrated senior health campuses and ancillary businesses, which in total has an estimated value in excess of $1.2 billion.[1]

Through the majority of the first quarter, our portfolio was not significantly affected by the COVID-19 pandemic and accordingly, results for the quarter on the whole were not materially impacted, with growth in modified funds from operations, funds from operations and net operating income, while occupancy and weighted average remaining lease terms across our portfolio remained healthy. (Please see the "First Quarter 2020 Highlights and Accomplishments" sidebar for more detail.) While performance for the quarter on the whole was not materially impacted, we began seeing the effects of the COVID-19 pandemic in all of our asset classes near the end of the quarter, which we have seen continue into the second quarter.

In light of the effects of the COVID-19 pandemic and as previously communicated to you, on March 31, 2020 our board of directors took steps to improve the company's liquidity and to strengthen our balance sheet. These steps included the suspension of the company's share repurchase plan, or SRP, with respect to all repurchase requests other than those resulting from the death or qualifying disability of stockholders, which suspension took effect with respect to share repurchase requests submitted for repurchase during the second quarter 2020. The board of directors also reduced the company's monthly investor distribution payments from an annualized rate of $0.60 per share to $0.40 per share beginning with the April 2020 distribution.

Additionally, in consideration of the uncertainty of the pandemic, on April 2, 2020, the board of directors unanimously voted to maintain the estimated per share net asset value, or NAV, of our common stock at $9.54, calculated as of December 31, 2019, the same NAV adopted last year. This NAV was determined following a valuation of our portfolio by an independent third-party valuation firm that demonstrated enhanced portfolio value. However, in light of the

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First Quarter 2020 Highlights and Accomplishments

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $9.1 million for the quarter ended March 31, 2020, representing year-over-year growth of 28.6 percent compared to MFFO of $7.1 million during the first quarter 2019. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $5.4 million for the quarter ended March 31, 2020, compared to FFO of $4.6 million for the first quarter 2019, representing year-over-year growth of 18.9 percent. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net operating income, or NOI, totaled $18.7 million for the quarter ended March 31, 2020, representing an increase of 39.6 percent over first quarter 2019 NOI of $13.4 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- Net loss during the quarter was $7.9 million, compared to a net loss of $12.4 million during the first quarter 2019. Net loss is due largely to depreciation and amortization expense of our properties and loss in fair value of our derivative financial instruments, which are non-cash items, in accordance with accounting principles generally accepted in the United States, or GAAP. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net loss.)
- As of March 31, 2020, the company's non-RIDEA[2] property portfolio achieved a leased percentage of 95.6 percent and weighted average remaining lease term of 8.8 years. The company's portfolio of senior housing – RIDEA facilities achieved a leased percentage of 81.7 percent. Portfolio leverage[3] was 40.0 percent.

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First Quarter 2020 Highlights and Accomplishments

- The company acquired a total of seven senior housing facilities in three separate transactions during the first quarter 2020 for an aggregate contract purchase price of $64.7 million. As of March 31, 2020, the company has acquired an aggregate 4.9 million-square-foot portfolio of 94 medical office buildings, senior housing facilities and skilled nursing facilities located in 28 states, in addition to an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $1.1 billion.[4]
- The company declared and paid daily distributions equal to $0.60 per share annualized to its stockholders of record for the first quarter 2020. On March 31, 2020, the company's board of directors reduced the annualized distribution rate to $0.40 per share in order to increase liquidity in light of the ongoing COVID-19 pandemic.[5] The board also suspended the company's share repurchase plan with respect to all repurchase requests other than those resulting from the death or qualifying disability of stockholders.
- Subsequent to the close of the first quarter, on April 2, 2020, the board of directors determined an estimated per share net asset value of the company's common stock of $9.54 per share as of December 31, 2019.[5]

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pandemic, the board of directors felt it was prudent to adopt a NAV lower than the mid-point of values determined by the independent third-party valuation firm, which was $9.75. Please refer to the company's Current Report on Form 8-K filed with the SEC on April 3, 2020 for additional information.

From an operational perspective, Griffin-American Healthcare REIT IV performed well during the beginning of the first quarter, and as a result the quarter as a whole, but we began seeing the effects of the COVID-19 pandemic in all of our asset classes near the end of the quarter and expect to face similar challenges in the second quarter and potentially throughout 2020. With the onset of the COVID-19 pandemic, we have been compelled to take steps to protect our balance sheet and the long-term prospects for all of our investors. These decisions were not taken lightly, and we will continue to monitor the situation closely and will further communicate as events warrant.

Kind Regards,



Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT IV

(1) Based on the gross real estate investments value estimated by the board of directors based in part on a valuation by an independent third party valuation firm as of December 31, 2019, including an interest in a joint venture acquired as of December 31, 2019, and for properties acquired subsequent to October 1, 2019, the aggregate contract purchase price as of March 31, 2020. Please refer to the company's Current Report on Form 8-K filed with the SEC on April 3, 2020 for additional information.

(2) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments, or for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(4) Based on aggregate contract purchase price of real estate investments acquired as of March 31, 2020, including an interest in a joint venture.

(5) Please refer to the company's Current Report on Form 8-K filed with the SEC on April 3, 2020 for additional information.

Certain statements contained herein may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the effects of the COVID-19 pandemic, including its effects on the healthcare industry, all of the asset classes in our portfolio and our company's financial performance and future challenges, the estimated per share NAV of our common stock and our future determinations thereof, our expectations regarding the health of our portfolio and the effects of the changes to our distribution policy and SRP. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

FIRST QUARTER 2020



Athens Medical Office Building Portfolio | *Athens, GA*

PORTFOLIO SUMMARY (AS OF MARCH 31, 2020)

Aggregate Contract Purchase Price[(1)]:	$1.1 billion	Leased[(2)]:	95.6%
Buildings:	94	Weighted Average Remaining Lease Term[(2)]:	8.8 years
Gross Leasable Area (Sq Ft):	4.9 million	Leverage Ratio[(3)]:	40.0%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)[(1)]


Midwest
36.9%
West
27.9%
East
9.0%
South
26.2%

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)[(1)]


Senior Housing
9.4%
Medical Office Buildings
55.5%
Skilled Nursing Facilities
10.8%
Senior Housing — RIDEA
24.3%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)[(1)]


$981.7 MILLION
$1.0 BILLION
$1.1 BILLION
Q3 2019
Q4 2019
Q1 2020

(1) Based on aggregate contract purchase price of real estate investments acquired as of March 31, 2020, excluding our interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 81.7% leased for the three months ended March 31, 2020 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY PORTFOLIO (AS OF MARCH 31, 2020)

	Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1	Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2	Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3	Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4	Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	87.1%	$8,300,000
5	Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6	Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	85.9%	$31,000,000
7	Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8	Lafayette Assisted Living Portfolio	SEN — RIDEA	Dec 2016	Lafayette, LA	80,000	72.1%	$16,750,000
9	Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	73.1%	$10,400,000
10	Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	79.4%	$7,300,000
11	Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	91.6%	$66,250,000
12	Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	61,000	98.5%	$16,800,000
13	SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	191,000	100%	$31,800,000
14	Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15	Northern California Senior Housing Portfolio	SEN — RIDEA	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	63.2%	$45,800,000
16	Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17	Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	94.0%	$15,395,000
18	Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	83.2%	$109,500,000
19	Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20	Sauk Prairie Medical Office Building	MOB	Apr 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21	Surprise Medical Office Building	MOB	Apr 2018	Surprise, AZ	34,000	89.5%	$11,650,000
22	Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	77.0%	$16,200,000
23	Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	80.2%	$19,500,000
24	Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25	Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26	Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	93.4%	$8,100,000
27	Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	80.3%	$7,600,000
28	Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29	Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	98.9%	$16,950,000
30	Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31	Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32	Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100%	$16,000,000
33	Michigan Assisted Living Facility Portfolio	SEN	Dec 2018 & May 2019	Grand Rapids, Holland, Howell, Lansing & Wyoming, MI	328,000	100%	$70,000,000
34	Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35	West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100%	$7,000,000
36	Great Nord Medical Office Building Portfolio	MOB	Apr 2019	Tinley Park, IL; Chesterton & Crown Point, IN; & Plymouth, MN	143,000	95.3%	$44,000,000
37	Overland Park Medical Office Building	MOB	Aug 2019	Overland Park, KS	76,000	92.9%	$28,350,000
38	Blue Badger Medical Office Building	MOB	Aug 2019	Marysville, OH	34,000	100%	$13,650,000
39	Bloomington Medical Office Building	MOB	Aug 2019	Bloomington, IL	45,000	100%	$18,200,000
40	Memphis Medical Office Building	MOB	Aug 2019	Memphis, TN	27,000	100%	$8,700,000
41	Haverhill Medical Office Building	MOB	Aug 2019	Haverhill, MA	64,000	100%	$15,500,000
42	Fresno Medical Office Building	MOB	Oct 2019	Fresno, CA	29,000	92.7%	$10,000,000
43	Colorado Foothills Medical Office Building Portfolio	MOB	Nov 2019	Arvada, Centennial & Colorado Springs, CO	131,000	93.0%	$31,200,000
44	Catalina West Haven Assisted Living Facility	SEN — RIDEA	Jan 2020	West Haven, UT	66,000	76.9%	$12,799,000
45	Louisiana Senior Housing Portfolio	SEN — RIDEA	Jan 2020	Gonzales, Monroe, New Iberia, Shreveport & Slidell, LA	177,000	83.1%	$34,000,000
46	Catalina Madera Assisted Living Facility	SEN — RIDEA	Jan 2020	Madera, CA	97,000	85.3%	$17,900,000

PROPERTY PORTFOLIO (AS OF MARCH 31, 2020)


31
25
16
1
11
32
15
46
42
21
44
24
43
37
35
19
27
20
10
33
36
39
26
13
28
40
4
22
38
9
5
6
14
12
30
34
7
3
2
29
17
41
8
45
23
18
LEGEND
Medical Office Buildings (MOB)
Senior Housing (SEN)
Senior Housing — RIDEA (SEN — RIDEA)
Skilled Nursing Facilities (SNF)



Lawrenceville Medical Office Building | *Lawrenceville, GA*

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019)

FFO and MFFO Reconciliation

	Three Months Ended March 31,	
	2020	2019
Net loss	**$ (7,933,000)**	**$ (12,361,000)**
Add:		
Depreciation and amortization related to real estate — consolidated properties	12,530,000	16,078,000
Depreciation and amortization related to real estate — unconsolidated entity	882,000	848,000
Net loss attributable to noncontrolling interests	167,000	25,000
Less:		
Depreciation and amortization related to noncontrolling interests	(230,000)	(33,000)
FFO attributable to controlling interest	$ 5,416,000	$ 4,557,000
Acquisition related expenses(1)	$ 9,000	$ 118,000
Amortization of above- and below-market leases(2)	18,000	(55,000)
Change in deferred rent(3)	(1,074,000)	427,000
Loss in fair value of derivative financial instruments(4)	4,605,000	1,978,000
Adjustments for unconsolidated entity(5)	173,000	82,000
Adjustments for noncontrolling interests(5)	(6,000)	—
MFFO attributable to controlling interest	**$ 9,141,000**	**$ 7,107,000**
Weighted average Class T and Class I common shares outstanding — basic and diluted	80,301,650	75,105,471
Net loss per Class T and Class I common share — basic and diluted	$ (0.10)	$ (0.16)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.07	$ 0.06
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.11	$ 0.09

Net Operating Income Reconciliation

	Three Months Ended March 31,	
	2020	2019
Net loss	**$ (7,933,000)**	**$ (12,361,000)**
General and administrative	4,448,000	4,190,000
Acquisition related expenses	9,000	118,000
Depreciation and amortization	12,530,000	16,078,000
Interest expense	9,915,000	5,563,000
Income from unconsolidated entity	(255,000)	(126,000)
Other income	(9,000)	(69,000)
Income tax expense	—	3,000
Net operating income	**$ 18,705,000**	**$ 13,396,000**

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

(4) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (4) above to convert our FFO to MFFO.